EXHIBIT M
                            ---------



VOID AFTER 5:00 P.M., CENTRAL STANDARD
TIME ON  DECEMBER 31, 2011 OR AS SET FORTH
IN SECTION 2(D) HEREOF

     THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE
     UNITED STATES.  THE SECURITIES REPRESENTED HEREBY MAY
     NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE
     ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE
     SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS
     OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE
     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE
     LAWS.

                            Right to Purchase 500,000 Shares of
                         Common Stock, par value $.01 per share
                          of Alternative Resources Corporation,
                                         a Delaware corporation

No: Wynn-1

Date: August 5, 2002

                          STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, Robert Stanojev or his registered assigns (the "Holder"), is entitled, subject to the condition set forth herein, to purchase from Wynnchurch Capital Partners, L.P., a Delaware limited partnership and Wynnchurch Capital Partners Canada, L.P., an Alberta, Canada limited partnership ("Wynnchurch Canada", and Wynnchurch and Wynnchurch Canada collectively, "Grantors"), at any time or from time to time during the period specified in Section 2 hereof, 500,000 fully paid and nonassessable shares of the Common Stock, par value $.01 per share of Alternative Resources Corporation, a Delaware corporation (the "Company", the "Common Stock") at an exercise price of $0.73 per share (the "Exercise Price"). Capitalized terms used in this Warrant ("Warrant") and not otherwise defined shall have the respective meanings set forth in that certain Securities Purchase Agreement dated January 31, 2002 among the Company and the Grantors (the "Securities Purchase Agreement"). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof.







                       Exhibits:  Page 11

     This Warrant is subject to the following terms, provisions, and conditions:

     1. Mechanics of Exercise. This Warrant may be exercised as follows:

          (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 7(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the "Exercise Agreement"), to Grantors at
Grantor's principal executive offices (or such other office or agency of Grantor as they may designate by notice to the Holder), and upon (i) payment to the Grantors in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder elects to effect a Cashless Exercise (as defined in Section 11(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment (or notice of an election to effect a Cashless Exercise) shall have been made for such shares as set forth above. Any exercise of the Warrant will be fulfilled by Wynnchurch providing 49.20208% of the Warrant Shares to be issued to Holders pursuant to an Exercise Agreement, and Wynnchurch Canada providing the remaining 50.79792% (rounded as Grantors shall agree).

     (b) Issuance of Certificates. Grantors shall use their reasonable efforts to cause certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, to be delivered to the Holder within a reasonable time, not exceeding twenty (20) business days, after this Warrant shall have been so exercised (the "Delivery Period"). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Grantors shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     (c)  Fractional Shares.  No fractional shares of Common
Stock are to be issued upon the exercise of this Warrant, and any fractional shares of Common Stock shall be rounded up to the next whole number.

     2.   Period of Exercise.

          (a) Subject to the other provisions of Section 2 hereof, this Warrant is exercisable at any time or from time to time:

               (i) with respect to one-third of the aggregate number of shares of Common Stock which are the subject of this Warrant (less any shares already exercised), on or after the first anniversary of the date of this Warrant if, on the first anniversary of the date of this Warrant, the initial Holder of this Warrant is serving as Chairman of the Board of Directors of

                       Exhibits:  Page 12
the Company pursuant to that certain Director
Agreement effective as of August 5, 2002 between the Company and the initial Holder of this Warrant (the "Director
Agreement");

               (ii) with respect to two-thirds of the aggregate number of shares of Common Stock which are the subject of this Warrant (less any shares already exercised), on or after the second anniversary of the date of this Warrant if, on the second anniversary of the date of this Warrant, the initial Holder of this Warrant is serving as Chairman of the Board of Directors of the Company pursuant to the Director Agreement ; or

               (iii) in full on or after the third anniversary of the date of this Warrant if, on the third anniversary of the date of this Warrant, the initial Holder of this Warrant is serving as Chairman of the Board of Directors of the Company pursuant to the Director agreement, and, in each case, until the termination of this Warrant as set forth in Section 2(c) below.

          (b)  Accelerated Vesting.  Notwithstanding Section 2(a):

               (i) If the initial Holder of this Warrant is removed by the Company from his position as Chairman of the Company without Cause (as defined in the Director Agreement) after the ninety day anniversary but prior to the first annual anniversary of the date of the Director Agreement, this Warrant shall be exercisable at any time or from time to time with respect to one-third of the aggregate number of shares of Common Stock which are the subject of this Warrant until the termination of this Warrant as set forth in Section 2(c) below.

               (ii) If Director is removed by the Company from his position as Chairman of the Company without Cause after the first annual anniversary of the date hereof but prior to the second annual anniversary of the Director Agreement, this Warrant shall be exercisable at any time or from time to time with respect to one-half of the aggregate number of shares of Common Stock which are the subject of this Warrant (less any shares already exercised) until the termination of this Warrant as set forth in Section 2(c) below.

               (iii)  if there is a change in control of the
Company (as defined in the Directors Agreement), this Warrant shall be exercisable in full at any time or from time to time until the termination of this Warrant as set forth in
Section 2(c)(ii) below (a "Change of Control Event").

               (iv) if the initial Holder of this Warrant is removed from his position as Chairman of the Company for Cause (a
"Termination for Cause Event"), this Warrant shall immediately terminate, and this Warrant shall not be exercisable.

          (c) This Warrant shall cease to be exercisable and shall terminate on the first to occur of:

               (i)  5:00 P.M., Central Standard Time on
December 31, 2011;

               (ii) 5:00 P.M., Central Standard Time on the
30th day following the date the initial Holder of this Warrant ceases to serve as Chairman of the Company for any

                       Exhibits:  Page 13
reason (unless (i) termination is due to the death or disability of the initial Holder of this Warrant, or (ii) termination or resignation follows a Change of Control Event, and in either such case, this Warrant shall cease to be exercisable and shall terminate at such time the options issued to the initial Holder of this Warrant pursuant to the Director Agreement terminate);

               (iii) the occurrence of a Termination for Cause Event, provided however, that if the initial Holder of the Warrant disputes whether a termination for Cause Event occurred pursuant to the Directors Agreement, the period of exercise and termination of this Warrant shall be suspended until a determination is made, and, if it is determined that a Termination for Cause Event has not occurred, this Warrant shall cease to be exercisable and terminate at 5:00 p.m. Central Standard Time on the 30th day following such date of determination;

               (iv) the date of termination of any of Grantors'
Warrants pursuant to Section 4(e) of Grantors' Warrants (as defined in Section 3(c) below).

The applicable period of exercise of this Warrant is referred to as the "Exercise Period".

          (d) Notwithstanding any implication to the contrary, this Warrant may not be exercised at any time where the exemption set forth in Rule 16b-6(b) of the Rules promulgated pursuant to the Exchange Act would not be applicable to such exercise.

     3. Certain Agreements of the Company. The Grantors hereby covenant and agree as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon transfer in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

          (b)  [Intentionally Omitted]

          (c) Certain Actions. The Grantors will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Notwithstanding the foregoing, Grantors obligations to provide Holder with Warrant Shares the subject of this Warrant shall be excused to the extent that,
(a) the Grantors seek to provide such Warrant Shares through an exercise of any of the warrants received by them pursuant to the Securities Purchase Agreement ("Grantors' Warrants"), and (b) the Company refuses to exercise such Warrants.

     4.   Antidilution Provisions.

          (a) Proportional Adjustments. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be proportionately adjusted in the same manner and to the same extent as the Grantors' Warrants (to the extent any of the Grantors' Warrants are then outstanding) are adjusted pursuant to
Section 4 of the Grantors' Warrants.  Upon the occurrence

                       Exhibits:  Page 14
of any event which requires any adjustment of the Exercise Price under the Grantors' Warrants (which Holder and Grantors acknowledge would thus trigger a like adjustment in this Warrant), then, and in each such case, the Grantors shall forward such notice thereof to the Holder.

          (b)  [Intentionally Omitted].

          (c)  Other Notices.  In case at any time:

               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Grantors shall forward to the Holder
(x) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be forwarded no more than ten (10) days following its receipt by Grantors.

     5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Grantors shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

     6. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                       Exhibits:  Page 15

     7.   Transfer, Exchange, Redemption and Replacement of Warrant.

          (a) Restriction on Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as Exhibit 2, at the office or agency of Grantors referred to in Section 1(a) above. Until due presentment for registration of transfer on the books of the Company, Grantors may treat the registered holder hereof as the owner and holder hereof for all purposes, and Grantors shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement. Until this Warrant or the shares represented by this Warrant are registered under the Securities Act, the Grantors may require, as a condition of transfer of this Warrant or the shares represented by this Warrant, that the transferee (who may be the Holder in the case of an exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Grantors may also require that the transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Securities Act, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act, all as determined by counsel to the Company and/or Grantors.

          (b)  [Intentionally Omitted]

          (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Grantors, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, Grantors, at their expense, will execute and deliver, in lieu thereof, a new Warrant, in the form hereof, in such denominations as Holder may request.

          (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by Grantors. Grantors shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

     8. Registration. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement between the company and the initial holder of this Warrant as if it were a transferee of a Grantors' Warrant. For the avoidance of doubt, Holder acknowledges that it does not have the right to request a registration described in the first sentence of Section 1.4(a) of the Registration Rights Agreement.

                       Exhibits:  Page 16

     9. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by telecopy (confirmed by sending a copy by first class mail or courier within one day of sending by telecopy), and shall be deemed delivered at the time and date of receipt (which shall include facsimile transmission). The addresses for such communications shall be:

               If to either Grantor:

               c/o Wynnchurch Capital Ltd.
               Two Conway Park
               15c Field Drive, Suite 165
               Lake Forest, Illinois 60045
               Attention: John A. Hatherly
               Fax:  (847) 604-6105

               with a copy to:

               Altheimer & Gray
               10 South Wacker Drive
               Suite 4000
               Chicago, Illinois 60606
               Attention: Mark T. Kindelin, Esq. and Barry L.
               Fischer, Esq.
               Fax:  (312) 715-4800

and if to the Holder:

               Robert Stanojev
               4000 Royal Marco Way
               Unit #924
               Marco Island, Florida  34145
               Fax: (239) 389-4394

or at such other address as each such party furnishes by notice given in accordance with this Section 9.

     10. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois. Holder and Grantors irrevocably consent to the jurisdiction of the United States federal courts located in the State of Illinois and the state courts located in the County of Cook in the State of Illinois in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Holder and Grantors irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Holder and Grantors agree that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. Grantors acknowledge that a breach by them of their obligations hereunder will cause irreparable harm to the Holder of the Warrant and that the remedy at law for any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific

                       Exhibits:  Page 17
performance or an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF GRANTORS AND HOLDER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT OR THE SUBJECT MATTER HEREOF OR ANY OBLIGATION HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE GRANTORS, HOLDERS OR THE COMPANY OR ANY OF THEM IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF GRANTORS AND HOLDER ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 10 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH EACH OF HOLDER AND GRANTORS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, AND EACH OF THE RELATED AGREEMENTS. Holder or Grantors may file an original counterpart or a copy of this
Section 10 with any court as written evidence of the consent of the parties hereto to the waiver of their respective right to trial by jury.

     11.  Miscellaneous.

          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Grantors and the Holder.

          (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless
Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be such then current Market Price per share of Common Stock. Notwithstanding the foregoing, if Grantors seek to provide the Warrant Shares to be provided in a Cashless Exercise through exercise of the Grantors' Warrants, the number of Warrant Shares to be received by a Holder with respect to a Cashless Exercise shall not exceed the number of shares granted to Grantors on account of a cashless exercise of the Grantors' Warrants with respect to the same number of shares as the Warrant Shares the subject of the Cashless Exercise.

                       Exhibits:  Page 18

          (d) Assignability. This Warrant shall be binding upon the Grantors and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Grantors upon the assignment of this Warrant.

                              * * *









                       Exhibits:  Page 19

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                              WYNNCHURCH CAPITAL PARTNERS, L.P.

                              By:  Wynnchurch Partners, L.P.,
                                   its general partner

                                   By:  Wynnchurch Management Inc.,
                                        its general partner


                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President


                              WYNNCHURCH CAPITAL PARTNERS CANADA,
                              L.P.

                              By:  Wynnchurch Partners Canada, L.P.,
                                   its general partner

                                   By:  Wynnchurch GP Canada, its
                                        general partner


                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President

































                       Exhibits:  Page 20

                    FORM OF EXERCISE AGREEMENT

  (To be Executed by the Holder in order to Exercise the Warrant)

     The undersigned hereby irrevocably exercises the right to purchase ------------- of the shares of common stock of Alternative Resources Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant, and [herewith makes payment of the Exercise Price with respect to such shares in full] [elects to effect a Cashless Exercise pursuant to the terms of the Warrant], all in accordance with the conditions and provisions of said Warrant.

     (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:


Date:----------------------      --------------------------------
                                 Signature of Holder


                                 --------------------------------
                                 Name of Holder (Print)

                                 Address:
                                 --------------------------------
                                 --------------------------------



















                       Exhibits:  Page 21

                         FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee            Address         No. of Shares
----------------            -------         -------------

,and hereby irrevocably constitutes and appoints ----------------- as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Date: --------------, ----,

In the presence of

-------------------------


                          Name:---------------------------------


                          Signature:----------------------------
                                    Title of Signing Officer
                                    or Agent (if any):


                                    ----------------------------
                                    Address:  ------------------
                                              ------------------
                                    Note:   The above signature
                                            should correspond
                                            exactly with the name
                                            on the face of the
                                            within Warrant.




















                       Exhibits:  Page 22